EXHIBIT 10.8

THIS DOCUMENT EXECUTED IN CHICAGO, ILLINOIS.

SUBSTITUTED AND MODIFIED PROMISSORY NOTE

Borrower:	P.C. UNIVERSE, INC., a Florida corporation 504 N.W. 77th Street Boca Raton, Florida 33487	Lender:	GARY S. SYLVAN, NOMINEE 1247 WAUKEGAN ROAD, SUITE 100 GLENVIEW, IL 60025

Principal Amount:  $500,000.00

Interest Rate:  15.00%

Date of Note:  September 19, 2005

WHEREAS, this Substituted and Modified Promissory Note (“Note”) hereby substitutes and modifies the terms of the that certain Promissory Note dated August 2, 2004 in the original principal amount of Five Hundred Thousand Dollars ($500,000.00) executed by P.C. Universe, Inc., a Florida corporation (“Borrower”), in favor of Gary S. Sylvan, Nominee (“Lender”) (“Original Note”); and

WHEREAS, Borrower acknowledges and agrees that the outstanding principal balance of the Original Note is  Five Hundred Thousand Dollars ($500,000.00) plus accrued interest pursuant to the terms of the Original Note; and

WHEREAS, Lender has agreed to substitute and modify the Original Note with this Note;

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower hereby promises to pay to Lender, in lawful money of the United States of America, the principal amount of Five Hundred Thousand Dollars ($500,000.00), together with interest at rate of 15.00% per annum on the unpaid principal balance from August 2, 2004, until paid.

PAYMENT.  Commencing on October 31, 2004 and continuing on January 31, April 30 and July 31 of each year during the term of this Note, Borrower agrees that it will make quarterly payment of interest only on the outstanding principal balance hereunder as follows: (i) Borrower shall pay Lender an amount equal to ten (10.00%) percent per annum of the initial principal balance of this Note in the amount of Five Hundred Thousand Dollars ($500,000.00) on each of the aforementioned dates during the term of this Note computed for the actual number of days elapsed; (ii)  Lender shall multiply the outstanding principal balance by fifteen (15.00%) percent per annum computed for the actual number of days elapsed and subtract the interest payment due Lender for the applicable quarter and add such difference to the current principal balance; (iii) on August 1, 2007 (hereinafter referred to as the “Maturity Date”) the entire outstanding principal balance and accrued and unpaid interest shall be paid to Lender; and (iv) on or before ninety (90) days after the Maturity Date, Borrower shall pay Lender an amount calculated by the Valuation Formula (as hereinafter defined).  “Valuation Formula” shall mean the difference between 5 times EBITDA (earnings before interest, taxes, depreciation, amortization), plus cash (determined per Borrower’s Balance Sheet and Income Statement on December 31, 2003 for the 2003 calculation and as of July 31, 2007 for the August 1, 2007 calculation), less total interest-bearing debt (determined per Borrower’s Balance Sheet and Income Statement on December 31, 2003 for the 2003 calculation and as of July 31, 2007 for the August 1, 2007 calculation) as of December 31, 2003 and August 1, 2007 multiplied by three (3.00%) percent. For purposes of example only, the quarterly interest payments and new principal balances shall be computed as follows:

August 2, 2004 through October 31, 2004:

$500,000.00 x 15% =  $75,000.00 / 365 = $205.48 x 91 days = $18,698.68

$500,000.00 x 10% = $50,000.00 / 365 = $136.99 x 91 days = $12,465.75

$18,698.68 - $12,465.75 = $6,232.93

PROMISSORY NOTE

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Borrower pays Lender on October 31, 2004 - $12,465.75

Lender adds the difference b/w 15% and 10% ($6,232.93) to the $500,000.00 principal balance for a new principal balance of $506,232.93.

November 1, 2004 through January 31, 2005

$506,232.93 x 15% = $ 75,934.94 / 365 = $208.04 x 92 days = $19,139.76

$500,000.00 x 10% = $50,000.00 / 365 = $136.99 x 92 days = $12,603.08

$19,139.76 - $12,603.08 = $6,536.68

Borrower pays Lender on January 31, 2005 - $12,603.08

Lender adds the difference between 15% and 10% ($6,536.68) to the current principal balance of $506,232.93 for a new principal balance of $512,769.61.

All payments to be made by Borrower to Lender shall be mailed to the address set forth at the beginning of this Note.

PREPAYMENT.  Borrower shall not be entitled to prepay the amounts due hereunder unless Borrower receives prior written approval from Lender.  In the event Borrower desires to prepay the amounts due hereunder, with Lender’s approval, Borrower shall be required to pay Lender a premium in an amount equal to the principal balance, plus accrued interest plus the August 1, 2007 payment computed using the Valuation Formula, that would be due by Borrower had the Note remained in effect through the Maturity Date.  For purposes of this paragraph only, Lender shall estimate the Valuation Formula based on the most recent year end Balance Sheet and Income Statement and shall hold such funds in an escrow pending the actual valuation to be determined on August 1, 2007.  On or before 90 days after the actual Maturity Date, Lender shall compute the Valuation Formula and Borrower shall pay Lender such amount.  If the amount in the escrow is sufficient to pay the actual amount due Lender, Lender shall deposit such amount and return the balance to Borrower.  If the amount held in the escrow is insufficient to pay the actual amount due Lender, Lender shall deposit the amount held in the escrow and Borrower shall pay Lender the balance immediately upon demand.

LATE CHARGE.  If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default.  Borrower fails to make any payment when due under this Note.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties.  Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution of Borrower, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor  workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

PROMISSORY NOTE

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Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment of performance of this Note is impaired.

Insecurity.  Lender in good faith believes itself insecure.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that Amount.

ATTORNEY’S FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction, and appeals.  If not prohibited by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Illinois.  This Note has been accepted by Lender in the State of Illinois.

CHOICE OF VENUE.  If there is a lawsuit Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Cook County, State of Illinois.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender.  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL.  Borrower acknowledges this Note is secured by a Commercial Security Agreement of an even date herewith executed by Borrower to and for the benefit of Lender.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS.   Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit;  (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fall or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine;  (e)

PROMISSORY NOTE

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release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application payments and credits shall be made on any other indebtedness owing by such other Borrower.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan  or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.  BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

P.C. UNIVERSE, INC., a Florida corporation

By:	/s/ Thomas M. Livia

Its:	Co-Chief Executive Officer